                     BONDS RENEWAL AND EXTENSION AGREEMENT

  This BONDS RENEWAL AND EXTENSION AGREEMENT (this "Renewal") is executed this 22nd day of February, 1995 (the "Execution Date"), but effective as of December 28, 1994, by and between WRI HOLDINGS, INC. ("Maker"), a Texas corporation, and WEINGARTEN REALTY INVESTORS ("Payee"), a Texas real estate investment trust.

                           W I T N E S S S E T H:

  WHEREAS, the Payee is the sole legal owner and holder of those certain 16% Mortgage Bonds Due 1994 (the "Bonds") dated December 28, 1984, in the face principal sum of THREE MILLION ONE HUNDRED FIFTY THOUSAND and NO/100 DOLLARS ($3,150,000.00) executed by Maker payable to the order of Weingarten Realty, Inc. ("WRI"), a Texas corporation, payable as therein provided, which Bonds are secured by (i) that certain Trust Indenture (the "Trust Indenture") dated December 28, 1984 executed by Maker and Texas Commerce Bank National
Association (the "Trustee"), a national banking association, (ii) that certain River Pointe Negative Pledge Agreement (the "Negative Pledge") dated December 28, 1984 executed by Maker, Payee, and Plaza Construction, Inc. ("Plaza"), and
(iii) such other documents, instruments, and agreements executed in connection with, as security for, or as evidence of the obligations evidenced by the Bonds (collectively, the Trust Indenture, the Negative Pledge, and such other documents, instruments, and agreements being called the "Security Instruments"); and

  WHEREAS, WRI assigned and conveyed all of its property, both real and personal, to Payee, as evidenced by that certain Master Deed and General Conveyance, by and between WRI and Payee dated April 5, 1988; and

  WHEREAS, the Bonds mature on December 28, 1994, and Maker and Payee now propose to renew and extend the maturity date of the Bonds and to continue the liens and priority of the Security Instruments as security for the payment of the Bonds, as set forth more particularly herein.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Maker and Payee hereby agree as follows:

  1. The Maker reaffirms its promise to pay to the order of the Payee, at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008, the principal balance due and owing on the Note, with interest accrued thereon, as provided in the Bonds, except that the maturity date of the Bonds is hereby renewed and extended to December 28, 1995, at which time the unpaid principal balance of the Bonds plus all accrued and unpaid interest thereon shall be due and payable.

  All liens, pledges, and security interests securing the payment of the Bonds, including, but not limited to, the liens, pledges and security interests granted in the Trust Indenture and the Negative Pledge, are hereby renewed, extended and carried forward to secure payment of the Bonds, as hereby amended, and the Security Instruments are hereby amended to reflect that the maturity date of the Bonds is December 28, 1995.

  2. Maker hereby represents and warrants to Payee that (a) Maker is the sole legal and beneficial owner of the Trust Estate (as that term is defined in the Trust Indenture); (b) Maker has the full power and authority to make the agreements contained in this Renewal without joinder and consent of any other party; and (c) the execution, delivery and performance of this Renewal will not contravene or constitute an event which itself or which with the passing of time or giving of notice or both would constitute a default under any trust deed, deed of trust, loan agreement, indenture or other agreement to which Maker is a party or by which Maker or any of its property is bound. Maker hereby agrees to indemnify and hold harmless Payee against any loss, claim, damage, liability or expense (including, without limitation, attorneys' fees) incurred as a result of any representation or warranty made by Maker in this Section 2 proving to be untrue in any material respect.

  3. To the extent that the Bonds are inconsistent with the terms of this Renewal, the Bonds are hereby modified and amended. Except as modified, renewed and extended by this Renewal, the Bonds remain unchanged and continue unabated and in full force and effect as the valid and binding obligation of the Maker.

  4. In conjunction with the extension and renewal of the Bonds and the Security Instruments, Maker hereby extends and renews the liens, pledges, and security interests as created and granted in the Security Instruments until the indebtedness secured thereby, as so extended and renewed, has been fully paid, and agrees that such extension and renewal shall in no manner affect or impair the Bonds or the liens, pledges, and security interests securing same, and that said liens, pledges, and security interests shall not in any manner be waived. The purpose of this Renewal is simply to extend the time of payment of the obligation evidenced by the Bonds and any indebtedness secured by the Security Instruments, as modified by this Renewal, and to carry forward all liens, pledges, and security interests securing the same, which are acknowledged by Maker to be valid and subsisting.

  5. Maker covenants and warrants that the Payee is not in default under the Bonds Security Instruments, or this Renewal (collectively referred to as the "Loan Instruments") that there are no defenses, counterclaims or offsets to such Loan Instruments; and that all of the provisions of the Loan Instruments, as amended hereby, are in full force and effect.

  6. Maker agrees to pay all costs incurred in connection with the execution and consummation of this Renewal, including but not limited to, all recording costs and the reasonable fees and expenses of Payee's counsel.

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

  7. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition, or provision herein contained.

  8. Payee is the sole owner and holder of the Bonds. Maker and Payee acknowledge and agree that the outstanding principal balance of the Bonds as of December 28, 1994 is $3,150,000.00.

  9. Payee is an unincorporated trust organized under the Texas Real Estate Investment Trust Act. Neither the shareholders of Payee, nor its Trust Managers, officers, employees, or other agents shall be personally, corporately, or individually liable, in any manner whatsoever, for any debt, act, omission, or obligation of Payee, and all persons having claims of any kind whatsoever against Payee shall look solely to the property of Payee for the enforcement of their rights (whether monetary or nonmonetary) against Payee.

  EXECUTED this day and year first above written, but effective for all purposes as of December 28, 1994.

                                  WRI HOLDINGS, INC.,
                                  a Texas corporation


                                  By:            Martin Debrovner
                                     -------------------------------------------
                                     Martin Debrovner
                                     Vice President

                                                                         "Maker"

                                  WEINGARTEN REALTY INVESTORS, a
                                  Texas real estate investment trust


                                  By:            Bill Robertson, Jr.
                                     -------------------------------------------
                                     Bill Robertson, Jr.
                                     Executive Vice President

                                                                         "Payee"

THE STATE OF TEXAS (S)
                   (S)
COUNTY OF HARRIS   (S)

  This instrument was acknowledged before me on this 22nd day of February, 1995, by Martin Debrovner, Vice President of WRI HOLDINGS, INC., a Texas corporation, on behalf of said corporation.

                                                 Barbara Kennedy
                                  ----------------------------------------------
                                  Notary Public, State of Texas

THE STATE OF TEXAS (S)
                   (S)
COUNTY OF HARRIS   (S)

  This instrument was acknowledged before me on this 22nd day of February, 1995 by Bill Robertson, Jr., Executive Vice President of WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust, on behalf of said real estate investment trust.

                                                 Barbara Kennedy
                                  ----------------------------------------------
                                  Notary Public, State of Texas

                                       4